UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

November 3, 2008
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Execution of a Material Definitive Agreement

China Tel Group, Inc. (the “Company” or “CHTL”) and Runcom Technologies, Ltd. (“Runcom”) jointly announced in a press release on November 5, 2008, attached as Exhibit 99.1, that the companies have entered into a Strategic Framework Agreement.

The Strategic Framework Agreement outlines the proposed strategic relationship between CHTL and Runcom as follows: (1) Runcom shall be the lead WIMAX equipment vendor for CHTL’s worldwide deployment of WIMAX technology throughout the world, including its present operations in the People’s Republic of China; and (2) Runcom shall invest One Hundred Million Dollars (USD $100,000,000) in CHTL in exchange for a 28.6% interest in CHTL (approximately $2.25 per share of Class A Common Stock), calculated on a fully diluted basis.  Attached as Exhibit 99.2 to this Form 8-K is a copy of the Strategic Framework Agreement.

Runcom and CHTL intend to complete certain demonstrations of Runcom’s proprietary technology by December 1, 2008. Upon completion of this demonstration, CHTL intends to place an order for Runcom equipment to implement its deployment in the People’s Republic of China.  Up to 50% of Runcom’s investment into CHTL may be in the form of convertible debentures, the exact terms and form of which are presently the subject of discussion between the two parties.  Runcom will provide 50% of its investment ($50,000,000) on or before November 25, 2008 and the balance within 90 days of the execution of a definitive stock purchase agreement currently being negotiated by the parties.  The balance of the investment is in exchange for shares of Class A Common Stock.  In the event Runcom is unable to provide some or all of this financing, the sole remedy of CHTL under the Strategic Framework Agreement is to terminate the lead vendor relationship.

Item 1.02	Termination of a Material Definitive Agreement

On November 3, 2008, ChinaTel Group, Inc. (the “Company”) and Asia Special Situation Acquisition Corp., a Cayman Islands corporation (“ASSAC”), entered into an agreement for the termination of the Amended and Restated Stock Purchase Agreement previously entered into by the parties.  The termination agreement executed by the Company and ASSAC includes a mutual general release between the parties.  Attached as Exhibit 99.3 to this Form 8-K is a copy of the Termination and Mutual Release Agreement.

Item 9.01	Exhibits

99.1	Press Release dated November 5, 2008

99.2	Strategic Framework Agreement between the Company and Runcom

99.3	Termination and Mutual Release Agreement between the Company and ASSAC

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: November 5, 2008	By:	/s/George Alvarez
	Name:	George Alvarez
	Title:	CEO

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